HANSEN, BARNETT & MAXWELL
A Professional Corporation
CERTIFIED PUBLIC ACCOUNTANTS

                                                         801) 532-2200
     Member of AICPA Division of Firms                 Fax (801) 532-7944
              Member of SECPS                      345 East Broadway, Suite 200
 Member of Summit International Associates       Salt Lake City, Utah 84111-2693



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors
Kinship Systems, Inc.

As independent certified public accountants, we hereby consent to the use of our report dated June 7, 2000 with respect to the financial statements of Kinship Systems, Inc. as of April 30, 2000 and for the period from February 1, 2000 (date of inception) through April 30, 2000 included in the Registration Statement on Form SB-1 and related Prospectus of Kinship Systems, Inc. for the registration of 200,000 shares of common stock (the "Registration Statement").

                                       /s/ HANSEN, BARNETT & MAXWELL
                                       -----------------------------
                                       HANSEN, BARNETT & MAXWELL
Salt Lake City, Utah
July 6, 2000